UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 19, 2021

NOBLE CORPORATION

(Exact name of registrant as specified in its charter)

Cayman Islands	001-36211	98-1575532
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

13135 Dairy Ashford, Suite 800 Sugar Land, Texas	77478
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (281) 276-6100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 19, 2021, the Board of Directors (the “Board”) of Noble Corporation, an exempted company incorporated in the Cayman Islands with limited liability (the “Company”), appointed Paul Aronzon to serve as a director. Mr. Aronzon will serve as a director until the next shareholder vote at the annual general meeting of shareholders of the Company in 2022. At the time of his appointment, Mr. Aronzon was named to serve on the Audit Committee of the Board.

Mr. Aronzon, age 66, is a strategic financial consultant with over 40 years of experience as a lead advisor for a wide range of companies. He was formerly co-managing partner of Milbank LLP’s Los Angeles office and co-leader of Milbank’s Global Financial Restructuring Group. He served as the Executive Vice President and co-head of the Corporate Finance Group at Imperial Capital, between 2006 and 2008. Previously, he was a partner/associate for finance and restructuring groups at Gendel, Raskoff, Shapiro and Quittner, Los Angeles, California. Mr. Aronzon holds a J.D. from the Southwestern University School of Law and a B.A. degree in Political Science from the California State University at Northridge, Los Angeles, California.

Mr. Aronzon was added as an additional member of the Board and was designated by Pacific Investment Management Company LLC in accordance with its director designation right. A description of such director designation right is set forth under “Director Designation Right” in Item 5.03 of the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on February 8, 2021 and is incorporated herein by reference.

The Company is not aware of any transaction in which Mr. Aronzon has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Mr. Aronzon will be compensated for his service on the Board under the Company’s standard arrangement for non-employee directors. A description of such compensation for 2021 is set forth under “Director Compensation—Annual Retainers and Other Fees and Expenses” under Part III, Item 11 of Amendment No. 1 to the Company’s Annual Report on Form 10-K/A for the year ended December 31, 2020 filed with the SEC on April 16, 2021 and is incorporated herein by reference.

On April 19, 2021, the Company entered into an indemnification agreement (the “Indemnification Agreement”) with Mr. Aronzon providing for indemnification and advancement of litigation and other expenses to the fullest extent permitted by law for claims relating to his service to the Company or its subsidiaries. The Indemnification Agreement is substantially similar to the Company’s indemnification agreements with its executive officers and other directors. The foregoing description of the Indemnification Agreement does not purport to be complete and is qualified in its entirety by reference to the form of Indemnification Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On April 19, 2021, the Company issued a press release announcing the appointment of Mr. Aronzon as a director, a copy of which is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information contained in this Item 7.01 and Exhibit 99.1 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and shall not be incorporated by reference into any filings made by the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as may be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

EXHIBIT NUMBER		DESCRIPTION

10.1	—	Form of Indemnification Agreement, by and between Noble Corporation and its officers and directors (filed as Exhibit 10.11 to the Company’s Current Report on Form 8-K filed on February 8, 2021 and incorporated herein by reference).

99.1	—	Press Release issued by Noble Corporation, dated April 19, 2021.

104	—	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOBLE CORPORATION

Date: April 21, 2021	By:	/s/ William E. Turcotte
William E. Turcotte
Senior Vice President, General Counsel and Corporate Secretary